PROSPECTUS SUPPLEMENT                       EXHIBIT 99.1
(To Prospectus dated July 11, 2003)         REGISTRATION NO.  333-36480



                         [Regional Bank HOLDRS LOGO]


                        1,000,000,000 Depositary Receipts
                         Regional Bank HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 11, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by Regional Bank HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Regional Bank HOLDRS" section of the base prospectus shall be replaced with the following:
                                                                        Primary
                                                          Share         Trading
           Name of Company                 Ticker        Amounts        Market
--------------------------------------     ------        -------        -------
AmSouth Bancorporation                        ASO          12            NYSE
Bank One Corporation                          ONE          33            NYSE
BB&T Corporation                              BBT          10            NYSE
Comerica Incorporated                         CMA           5            NYSE
Fifth Third Bancorp                          FITB         13.5          NASDAQ
Bank of America                               BAC        13.8825         NYSE
KeyCorp                                       KEY          13            NYSE
Marshall & Ilsley Corporation                  MI           6            NYSE
Mellon Financial Corporation                  MEL          14            NYSE
National City Corporation                     NCC          18            NYSE
Northern Trust Corporation                   NTRS           7           NASDAQ
Piper Jaffray                                 PJC        0.5683          NYSE
State Street Corporation                      STT          10            NYSE
SunTrust Banks, Inc.                          STI           9            NYSE
Synovus Financial Corp.                       SNV           8            NYSE
The PNC Financial Services Group, Inc.        PNC           9            NYSE
US Bancorp                                    USB         56.83          NYSE
Wachovia Corporation                           WB          41            NYSE
Wells Fargo & Co.                             WFC          24            NYSE


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2004.